UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2016

SYSOREX GLOBAL

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

On November 14, 2016, Sysorex Global (the “Company”) and Sysorex Government Services, Inc., a wholly-owned subsidiary of the Company (the “Buyer”, and together with the Company, the “Buyer Parties”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Integrio Technologies, LLC, a Delaware limited liability company (“Seller”) and Emtec Federal, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller (“Seller Sub” and together with Seller, “Seller Parties”), which are in the business of providing IT integration and engineering services to customers, primarily government agencies. Pursuant to the Purchase Agreement, the Buyer intends to acquire substantially all, with the exception of certain excluded assets described in the Purchase Agreement, of the business and assets of the Seller Parties (the “Assets”), and will assume certain specified liabilities, (the “Assumed Liabilities”) (the “Acquisition”).

The consideration to be paid for the Assets will include an aggregate of (A) $1,800,000 in cash, of which $1,400,000 minus the Seller’s Cash On Hand (as defined in the Purchase Agreement) and certain amounts payable to creditors of the Seller shall be paid upon the closing of the Acquisition (the “Closing”) and $400,000 shall be paid in two (2) annual installments of $200,000 each on the respective anniversary dates of the Closing, subject to certain set offs and recoupment by Buyer; (B) 530,000 unregistered restricted shares of the Company’s voting common stock valued at $1.50 per share; (C) the aggregate amount of certain specified assumed liabilities; and (D) up to an aggregate of $1,200,000 in earnout payments, of which up to $400,000 shall be payable to the Seller per year for the three years following the Closing.

The Closing of the Acquisition is subject to the satisfaction of certain customary closing conditions.

The foregoing is a summary of the Purchase Agreement qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The information provided in response to Item 2.03 of this Current Report with respect to the Loan Agreement, the Note and the Pre-Funding Agreement (each as defined below), is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan and Security Agreement for Revolving Secured Promissory Note

The Company and its wholly-owned subsidiaries, Sysorex USA and Sysorex Government Services, Inc. (jointly and severally, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with GemCap Lending I, LLC, a Delaware limited liability company (the “Lender”), dated as of November 14, 2016, pursuant to which the Borrower issued and sold a revolving Secured Promissory Note in an aggregate principal amount of up to $10,000,000 (the “Note”).

Under the terms of the Loan Agreement, and subject to the satisfaction of the conditions described in that certain Pre-Funding and Post-Closing Agreement, dated as of November 14, 2016 and described below (the “Pre-Funding Agreement”), the Lender has agreed to make revolving credit loans to the Borrower in an aggregate principal amount which does not exceed the lesser of (i) the Borrowing Base which shall be calculated at any time as the product obtained by multiplying the outstanding amount of all Eligible Accounts (as defined in the Loan Agreement), net of all taxes, discounts, allowances and credits given or claimed, by up to eighty-five percent (85%), and (ii) Ten Million Dollars ($10,000,000) (the “Loan Amount”). As collateral security for the payment and performance of the obligations under the Loan Agreement, Borrower has granted and conveyed to Lender a first priority continuing security interest in and lien upon all now owned and hereafter acquired property and assets of Borrower now or hereafter held or possessed by Lender. The terms of the Loan Agreement will continue until all obligations under the Loan Agreement have been paid in full. Borrower may borrow, repay and reborrow revolving loans under the Note, as set forth in the Loan Agreement.

Borrowings pursuant to the Loan Agreement will bear interest at an annual rate equal to the greater of (a) 9.5% and (b) the sum of (i) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (ii) 6%. The interest rate on borrowings is subject to increase by 4% if an event of default has occurred and is continuing.

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In connection with the Loan Agreement, the Borrower will pay to the Lender a $100,000 closing fee. The Lender will also receive (a) an annual line fee equal to $100,000; (b) an unused line fee equal to 0.5% of the daily average unused portion of the maximum amount of Availability (as defined in the Loan Agreement), calculated on an annualized basis, due and payable monthly; (c) a loan administration and monitoring fee equal to 0.5% of the daily average used portion of Availability calculated on a monthly basis, due and payable monthly; and (d) certain other audit and wire fees. The closing of the transactions contemplated by the Loan Agreement are subject to the satisfaction of certain closing conditions.

Certain events, including but not limited to each of the following events shall constitute an event of default: failure to make a payment obligation or any failure to pay taxes due to any governmental authority, failure to observe certain covenants specified in the Loan Agreement or Note or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under any agreement or contract with Hillair Capital, Avnet or any other third party which default with respect to any other third party would result in a liability to the Borrower in excess of $20,000, any resolution shall be passed or any action (including a meeting of creditors) shall be taken by Borrower for the termination, winding up, liquidation or dissolution of Borrower, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower.

Upon closing, the Loan Agreement will provide the Borrower with a revolving line of credit, the proceeds of which are to be used to repay in full the existing indebtedness owed to Western Alliance Bank, as successor in interest to Bridge Bank, N.A; pay certain expenses related to obtaining the revolving line of credit and for general working capital purposes.

The company has agreed to pay a fee equal to three percent (3%) of the Loan Amount to a FINRA registered placement agent in connection with the closing of the transactions contemplated by the Loan Agreement.

Pre-Funding and Post-Closing Agreement

In connection with the entry into the Loan Agreement, the Borrower and the Lender entered into the Pre-Funding Agreement, pursuant to which the Lender required the Borrower to deliver certain documents on or before November 28 2016, including each of the following:

I.	Patent and Trademark Security Agreement;
II.	Domain Name, URL and IP Address Assignment;
III.	Borrower’ s Disclosure Schedule;
IV.	Intercreditor Agreement;
V.	Certificate of officer for each Borrower;
VI.	Opinion letter from counsel to Borrower;
VII.	Payoff letter from Western Alliance Bank;
VIII.	Payoff letters from secured creditors of the Seller Parties in connection with the Acquisition;
IX.	Documents evidencing the closing of the Acquisition;
X.	Either a (i) full release and termination of all liens held by Synnex Corporation (“ Synnex” ) against the assets of Borrower with respect to the assets, or (b) subordination agreement executed by Synnex, Borrower and Lender;
XI.	Insurance certificates and ACH agreements; and
XII.	Loan disbursement letter.

In addition, the Borrower must execute and deliver the following “Post-Funding Documents” on or before December 12, 2016: Landlord Waiver and Access Agreements (with respect to the Borrower’ s Premises); deposit account control agreement; and such other documents as reasonably requested by Lender.

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The description of the Loan Agreement, the Note and the Pre-Funding Agreement is not complete and is qualified by the full text of such agreements and the Loan Agreement Schedule, each of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of November 14, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC. The exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.
10.1*	Loan and Security Agreement, dated as of November 14, 2016, by and between Sysorex Global, Sysorex USA, Sysorex Government Services, Inc. and GemCap Lending I, LLC.
10.2*	Loan Agreement Schedule, dated as of November 14, 2016, to the Loan and Security Agreement, dated as of November 14, 2016, by and between Sysorex Global, Sysorex USA, Sysorex Government Services, Inc. and GemCap Lending I, LLC.
10.3*	Secured Promissory Note, dated as of November 14, 2016 (Revolving Loan)
10.4*	Pre-Funding and Post-Closing Agreement, dated as of November 14, 2016, by and between Sysorex Global, Sysorex USA, Sysorex Government Services, Inc. and GemCap Lending I, LLC.

*   Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL

Date: November 18, 2016	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of November 14, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC. The exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the Commission.
10.1*	Loan and Security Agreement, dated as of November 14, 2016, by and between Sysorex Global, Sysorex USA, Sysorex Government Services, Inc. and GemCap Lending I, LLC.
10.2*	Loan Agreement Schedule, dated as of November 14, 2016, to the Loan and Security Agreement, dated as of November 14, 2016, by and between Sysorex Global, Sysorex USA, Sysorex Government Services, Inc. and GemCap Lending I, LLC.
10.3*	Secured Promissory Note, dated as of November 14, 2016 (Revolving Loan).
10.4*	Pre-Funding and Post-Closing Agreement, dated as of November 14, 2016, by and between Sysorex Global, Sysorex USA, Sysorex Government Services, Inc. and GemCap Lending I, LLC.

*   Filed herewith.

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